UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company        ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                 ☐

Item 8.01. Other Events.

Ken Karels, President and Chief Executive Officer, Peter Chapman, Chief Financial Officer, Doug Bass, Executive Vice President, and Stephen Ulenberg, Chief Risk Officer of Great Western Bancorp, Inc. (the “Company”), each adopted stock trading plans in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.
Mr. Karels has previously been granted restricted share awards that are vesting on October 20, 2017, December 2, 2017 and December 4, 2017, and performance share awards that are vesting on September 30, 2017 and October 20, 2017. Under Mr. Karels’ Rule 10b5-1 Sales Plan dated August 15, 2017, a broker-dealer is authorized to sell shares of the Company’s common stock held and acquired by Mr. Karels, through his participation in one or more of the Company’s equity compensation plans, in an amount sufficient to cover taxes and fees associated with the awards. Shares may be sold under the 10b5-1 Sales Plan on the open market at prevailing market prices. In addition, the broker-dealer is authorized to sell up to an additional 45,000 shares of the Company’s common stock held and acquired by Mr. Karels, through his participation in one or more of the Company’s equity compensation plans, a portion of which are being sold to also cover the tax liabilities with respect to the awards. These shares will sold under the 10b5-1 Sales Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Sales Plan. Mr. Karels' 10b5-1 Sales Plan terminates on August 1, 2018.
Mr. Chapman has previously been granted restricted share awards that are vesting on October 20, 2017, December 2, 2017 and December 4, 2017, and performance share awards that are vesting on September 30, 2017 and October 20, 2017. Under Mr. Chapman’s Rule 10b5-1 Sales Plan dated August 25, 2017, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Chapman through his participation in one or more of the Company’s equity compensation plans, in an amount sufficient to cover taxes and fees associated with the awards. Shares may be sold under the 10b5-1 Sales Plan on the open market and at prevailing market prices. In addition, the broker-dealer is authorized to sell up to an additional 13,201 shares of the Company’s common stock held and acquired by Mr. Chapman, through his participation in one or more of the Company’s equity compensation plans, a portion of which are being sold to also cover the tax liabilities with respect to the awards. These shares will sold under the 10b5-1 Sales Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Sales Plan. Mr. Chapman’s 10b5-1 Sales Plan terminates on August 1, 2018.
Mr. Bass has previously been granted performance share awards that are vesting on September 30, 2017. Under Mr. Bass’s Rule 10b5-1 Sales Plan dated August 28, 2017, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Bass through his participation in one or more of the Company’s equity compensation plans, in an amount sufficient to cover taxes and fees associated with the performance share awards. Shares may be sold under the 10b5-1 Sales Plan on the open market and at prevailing market prices. Mr. Bass’s 10b5-1 Sales Plan terminates on February 1, 2018.
Mr. Ulenberg has previously been granted restricted share awards that are vesting on October 20, 2017, December 2, 2017 and December 4, 2017, and performance share awards that are vesting on September 30, 2017. Under Mr. Ulenberg’s Rule 10b5-1 Sales Plan dated August 19, 2017, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Ulenberg through his participation in one or more of the Company’s equity compensation plans, in an amount sufficient to cover taxes and fees associated with the awards. Shares may be sold under the 10b5-1 Sales Plan on the open market and at prevailing market prices. In addition, the broker-dealer is authorized to sell up to an additional 12,000 shares of the Company’s common stock held and acquired by Mr. Ulenberg, through his participation in one or more of the Company’s equity compensation plans, a portion of which are being sold to also cover the tax liabilities with respect to the awards. These shares will sold under the 10b5-1 Sales Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in the 10b5-1 Sales Plan. Mr. Ulenberg’s 10b5-1 Sales Plan terminates on March 31, 2018.
Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any public material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Messrs. Karels, Chapman, Bass and Ulenberg have no direction over the sales of their shares of common stock under their respective plans.
Any transactions under the respective 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of any such plans whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: September 8, 2017	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: General Counsel and Secretary